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Exhibit 21

Subsidiaries of Vertex Pharmaceuticals Incorporated

  Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company

*
Aurora Instruments Holding LLC, a Delaware limited liability company

***
Aurora Instruments LLC, a Delaware limited liability company

  Vertex Holdings, Inc., a Delaware corporation

**
Vertex Pharmaceuticals (Europe) Ltd., a U.K. limited liability company

**
Vertex Securities Trust, a Massachusetts Business Trust

*
a subsidiary of Vertex Pharmaceuticals (San Diego) LLC

**
indirect subsidiaries of Vertex Pharmaceuticals Incorporated

***
a subsidiary of Aurora Instruments Holding LLC

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  Exhibit 21
Subsidiaries of Vertex Pharmaceuticals Incorporated